Exhibit 21

Subsidiaries of The FINOVA Group Inc.
(February 12, 2001)

FINOVA Acquisition Corporation (Delaware)**

FINOVA Capital Corporation (Delaware)

Cactus Resort Properties, Inc. (Delaware)

Cactus Resort Properties II, Inc. (Delaware)

Cactus Resort Properties III, LLC (Delaware)

Commonwealth Avenue Warehouse, Inc. (Florida)

Desert Communications I, Inc. (Delaware)

Desert Communications II, Inc. (Delaware)

Desert Communications III, Inc. (Delaware)

Desert Communications VI, Inc. (Delaware)

Desert Communications VII, Inc. (Delaware)

Desert Island Capital Corporation (Delaware)

FCS 525, Inc. (Delaware)

FCS 517, Inc. (Delaware)

FFC Distribution Corporation (California)

FINOVA Aircraft Investors, LLC (Delaware)*

FINOVA Aircraft Management, Inc. (Delaware)

The FINOVA (Canada) Group Inc. (Canada)

FINOVA (Canada) Capital Corporation (Canada)

FINOVA (Canada) Finance Inc. (Nova Scotia)

FINOVA Capital Funding (II) Corporation (Delaware)

FINOVA Capital plc (United Kingdom)

FINOVA Finance Limited (United Kingdom)*

Greyfin Services Limited (United Kingdom)*

Greyhound Guaranty Limited (United Kingdom)*

Greyhound Credit Limited (United Kingdom)*

FINOVA Capital Corporation Limited (United Kingdom)*

Greyhound Financial Services Limited (United Kingdom)*

The FINOVA Group Limited*

Hunt Bros (Oldbury) Limited (United Kingdom)

Townmead Garages Limited (United Kingdom)*

FINOVA (Cayman) Capital Ltd. (Cayman Islands)

FINOVA Connecticut Limited Partnership (Delaware)

FINOVA Corporate Finance Receivables LLC (Delaware)*

FINOVA Denmark, Inc. (Arizona)

FINOVA Franchise Receivables LLC (Delaware)

FINOVA Fund Investments, Inc. (Delaware)

FINOVA Fund Investments II, Inc. (Delaware)

FINOVA Fund Investments III, Inc. (Delaware)

FINOVA Fund Investments IV, Inc. (Delaware)

FINOVA International Finance LLC (Delaware)

FINOVA Lease Receivables LLC (Delaware)

FINOVA Loan Administration Inc. (Utah)

FINOVA Mezzanine Capital Inc. (Tennessee)

IOL 2000, Inc. (Tennessee)

Recycling Technologies, Inc. (Tennessee)

Sherwood, Inc. (Tennessee)*

SWS 5, Inc. (Tennessee)

SWS 6, Inc. (Tennessee)

Vision 2000, Inc. (Tennessee)

Vision 2000 Technologies, Inc. (Tennessee)

FINOVA Portfolio Services, Inc. (Arizona)

FINOVA Public Finance, Inc. (Delaware)

FINOVA Realty Mezzanine Inc. (Delaware)

FINOVA Resort Assets Company, L.L.C. (Delaware)

FINOVA Resort Investments Company (Delaware)

FINOVA Resort Receivables I Inc. (Delaware)

FINOVA Shelf Corporation (Delaware)**

FINOVA Stamford LLC (Delaware)

FINOVA Technology Finance, Inc. (Delaware)*#

FINOVA Health Care Finance Limited (United Kingdom)

FINOVA Ventana LLC (Delaware)**

FINOVA/Westbrook Mezzanine Fund, L.L.C. (Delaware)

Greyfin (Nassau) Limited (Bahamas)*

Greyfin Corporation (Liberia)*

Greyhound Shipping Corporation (Liberia)*

Greyhound Real Estate Finance Company (Arizona)*#

Greyhound Real Estate Investment BRB Inc. (Arizona)

Greyhound Real Estate Investment Eight Inc. (Delaware)

Greyhound Real Estate Investment Eleven Inc. (Delaware)

Greyhound Real Estate Investment Nine Inc. (Delaware)

Greyhound Real Estate Investment One Inc. (Arizona)

Greyhound Real Estate Investment Seven Inc. (Delaware)

Greyhound Real Estate Investment Two Inc. (Arizona)

Hotel GP LLC (Delaware)

New Jersey Realty Corporation II (California)

New York Realty Corporation II (California)

NY Hotel Capital LLC (Delaware)

Hotel Leasing (NY) LLC (Delaware)

The Hotel Leasing (NY) Trust (Delaware)

Penn GP LLC (Delaware)

Penn Hotel Investors LP (Delaware)

Hotel Leasing (PA) LP (Delaware)

Pine Top Insurance Company Limited (United Kingdom)#

RJ Capital, LLC (California)

TriContinental Leasing of Puerto Rico, Inc. (Delaware)

Wisconsin Hotel Operating Corporation (Wisconsin)
*	INACTIVE
**	SHELL CORPORATION
#	IN LIQUIDATION